UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2020

UNITED STATES OIL FUND, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32834	20-2830691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, California 94596

(Address of principal executive offices) (Zip Code)

(510) 522-9600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Shares of United States Oil Fund, LP	USO	NYSE Arca, Inc.

Item 8.01. Other Events.

United States Oil Fund, LP (“USO”), a Delaware limited partnership, announced previously in Forms 8-K filed on April 17, 2020, April 21, 2020 and April 22, 2020, respectively, that USO intended to invest in other permitted investments, beyond the Benchmark Futures Contract, as described below and in its prospectus.

Previously, as of April 22, 2020, in response to ongoing extraordinary market conditions in the crude oil markets, including “super contango” (a higher level of contango arising from the overabundance of oil being produced and the limited availability of storage for such excess supply) and regulatory requirements, USO announced that it may invest approximately 20% of its portfolio in crude oil futures contracts on the New York Mercantile Exchange (the “NYMEX”) and ICE Futures Europe and ICE Futures U.S. (together, “ICE Futures”) in the June futures contract, approximately 50% of its portfolio in crude oil futures contracts on the NYMEX and ICE Futures in the July contract, approximately 20% of its portfolio in crude oil futures contracts on the NYMEX and ICE Futures in the August contract, and approximately 10% of its portfolio in crude oil futures contracts on the NYMEX and ICE Futures in the September contract.

As of April 24, 2020, and for the reasons discussed below, USO may invest approximately 20% of its portfolio in crude oil futures contracts on the NYMEX and ICE Futures in the June futures contract, approximately 40% of its portfolio in crude oil futures contracts on the NYMEX and ICE Futures in the July contract, approximately 20% of its portfolio in crude oil futures contracts on the NYMEX and ICE Futures in the August contract, and approximately 20% of its portfolio in crude oil futures contracts on the NYMEX and ICE Futures in the September contract.

USO’s portfolio holdings as of the end of the prior business day are posted each day on the website at www.uscfinvestments.com. USO anticipates investing in the same type of crude oil futures contracts as disclosed on its website the prior day provided that USO may invest in varying percentages and different months than the prior day’s holdings, however, USO will provide notice on a Form 8-K of any material deviations from its previously stated intention with respect to the types and percentages of its investments. In response to current and evolving regulatory limitations, ongoing extraordinary market conditions in the crude oil markets, including super contango, volatility and large purchases of shares in USO, as well as regulator concerns about the size of its positions in the Benchmark Futures Contract, USO announced, as described above, that it intended to invest in Oil Futures Contracts other than the Benchmark Oil Futures Contract and could, if it determined it appropriate in light of market conditions and regulatory requirements, invest in Other Oil-Related Interests. The above June futures contract on the NYMEX is the current Benchmark Oil Futures Contract. The Benchmark Oil Futures Contract is the futures contract on light, sweet crude oil as traded on the NYMEX that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire. Historically, USO has achieved its investment primarily by investing in the Benchmark Oil Futures Contract and in oil futures contracts for light, sweet crude oil traded on ICE Futures with the same maturity month as the Benchmark Futures Contract. In making this announcement, USO disclosed that the selection of investments intended to meet USO’s investment objective other than the Benchmark Futures Contract may impact the performance of USO and can make it difficult for USO to track the Benchmark Futures Contract or meet its investment objective.

In addition to investing in the Benchmark Oil Futures Contract, USO is permitted and has disclosed in its prospectus that it may also seek to achieve its investment objective by investing primarily in other futures contracts for light, sweet crude oil, other types of crude oil, diesel-heating oil, gasoline, natural gas, and other petroleum-based fuels that are traded on the NYMEX, ICE Futures or other U.S. and foreign exchanges (collectively, with the Benchmark “Oil Futures Contracts”) and to a lesser extent, in order to comply with regulatory requirements or in view of market conditions, other oil-related investments such as cash-settled options on Oil Futures Contracts, forward contracts for oil, cleared swap contracts and non-exchange traded (“over-the-counter” or “OTC”) transactions that are based on the price of oil, other petroleum-based fuels, Oil Futures Contracts and indices based on the foregoing (collectively, “Other Oil-Related Investments”).

Certain circumstances, including the need to comply with regulatory requirements (including, but not limited to, exchange accountability and position limits) and market conditions (including but not limited to those allowing USO to obtain greater liquidity or to execute transactions with more favorable pricing) as well as risk mitigation measures imposed by USO’s futures commission merchant that further limit USO and other market participants from investing in crude oil futures contracts in certain months, could, and have, caused USO to invest in Oil Futures Contracts other than the Benchmark Oil Futures Contract. Currently, in the context of the COVID-19 pandemic and disputes among oil producing countries regarding potential limits on the production of crude oil, significant market volatility occurred in the oil futures markets. In addition, the exchange where the Benchmark Oil Futures contract is traded became concerned about positions that USO had acquired in that contract and imposed limits on USO’s holding of that contract, as well as subsequent months of that contract. More specifically, United States Commodity Funds, LLC (“USCF”) received letters from the CME on behalf of the NYMEX Market Regulation Department on April 16, 2020 (the “April 16 CME Letter”) and on April 23, 2020 (the “April 23 CME Letter”, and together with the April 16 CME Letter, the “CME Letters”). The CME Letters ordered USCF, USO and the related public funds advised by USCF not to exceed accountability levels in the light sweet crude oil futures contract for June 2020 in excess of 10,000 futures contracts. In addition, the April 16 CME Letter provided that USCF, USO and the related public funds could not assume a position in light sweet crude oil futures contract for June 2020 in excess of the established position limit of 150,000 long futures contracts. The April 23 CME Letter ordered USCF, USO and the related public funds not to assume a position in the light sweet crude oil futures contract for June 2020 in excess of 15,000 long futures contracts, for July 2020 in 78,000 long futures contracts, for August 2020 in 50,000 long futures contracts, for September 2020 in 35,000 long futures contracts.

USO intends to attempt to continue tracking USO’s benchmark as closely as possible, however, in the current market and regulatory environment, significant tracking deviations can be anticipated to occur above and beyond the differences that historically occurred when the primary investment was the Benchmark Futures Contract and light, sweet crude oil futures contracts of the same month traded on ICE Futures. In addition, the types of permitted investments that USO invests in as a result of regulatory and limits imposed by its futures commission merchants in trying to approximate its investment objective such as later months in Oil Futures Contracts than the tenor of the Benchmark Futures Contract are and will likely to continue to experience greater effects from contango. While it is USO’s expectation that at some point in the future it will return to investing in the Benchmark Futures Contract or other similar futures contracts of the same tenor based on light, sweet crude oil, there can be no guarantee of when, if ever, that will occur. As a result, investors in USO should expect that there will be continued deviations between the performance of USO’s investments and the Benchmark Futures Contract and that USO may not be able to track the Benchmark Futures Contract or meet its investment objective, which is for the daily percentage changes in the NAV per share to reflect the daily percentage changes of the spot price of light, sweet crude oil, as measured by the daily percentage changes in the price of Benchmark Oil Futures Contract, plus interest earned on USO’s collateral holdings, less USO’s expenses. The inability to closely track the Benchmark Futures Contract and the impact of higher levels of contango will impact the performance of USO and the value of its shares.

On April 24, 2020, USO intends to file a Pre-effective Amendment to its Registration Statement filed with the Securities and Exchange Commission (“SEC”) on April 13, 2020 to register an additional 4 billion shares, aggregating the total amount to be registered to 8 billion shares. While USO has received a no review letter from the SEC with respect to the originally filed registration statement, that was prior to the Pre-effective Amendment being filed today. The Registration Statement must be declared effective by the SEC and the prospectus included therein is a Disclosure Document that must be approved before use by the National Futures Association. USO will notify the market of the effectiveness of the Registration Statement by filing a subsequent Form 8-K.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are subject to risks and uncertainties, including, without limitation, statements regarding USO’s expectations. Statements containing words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate,” “seek” or any negative or other variations on such expression constitute forward-looking statements. These forward-looking statements are based on information currently available to USO and are subject to a number of risks, uncertainties and other factors, both known and unknown, that could cause the actual results, performance, prospects or opportunities of USO to differ materially from those expressed in, or implied by, these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES OIL FUND, LP
	By:	United States Commodity Funds LLC, its general partner

Date: April 24, 2020	By:	/s/ John P. Love
	Name:	John P. Love
	Title:	President and CEO